FILED
      IN THE OFFICE OF THE
   SECRETARY OF STATE OF THE
         STATE OF NEVADA

           JUL 10 1997

          No. C 3164-84
   -------------------------

         /s/ Dean Heller
-------------------------------
DEAN HELLER, SECRETARY OF STATE


             CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION
                                       OF
                             NEVADA/UTAH GOLD, INC.


We the undersigned, Gary M. Lee (President) and Shalise 0. Hewitt (Secretary) of Nevada/Utah Gold, Inc., do hereby certify:

That the Board of Directors of said corporation at a meeting duly convened, held on the 16th day of June, 1997, adopted a resolution to amend the original articles as follows:

Article IV which presently reads as follows:

                                   Article IV

                            Authorized Capital Stock
                            ------------------------

     A. This corporation is authorized to issue, not to exceed Twenty-Five Thousand (25,000) shares of common stock of One Dollars ($1.00) par value. This corporation shall not, except by amendment of the Articles, have authority to issue any additional shares of stock having a One Dollar ($1.00) par value, and said shares of stock having a One Dollar ($1.00) par value shall be the only class of stock issued.

     B. The Board of Directors may, from time to time, fix the consideration for which shares shall be issued and sold by the corporation.

     C. Every stockholder shall have such preemptive or preferential rights to purchase and/or subscribe for his proportionate part of any shares of the same class as those held by him which may be issued at any time by this corporation as now or hereafter granted to stockholders under Title 7, Chapter 78 of Nevada Revised Statutes.

     D. Restrictions on Stock Transfers: The sale, assignment, negotiation, pledge, hypothecation, and all other transfers and the registration of transfer of stock and securities of this corporation, and interests therein, by voluntary and involuntary manners and methods (whether by sale, assignment, negotiation, pledge, security agreement and security interest, hypothecation, delivery of possession, exchange, gift, transfer, devise, request, inheritance, succession, execution, bankruptcy, court order, operation of law, or any other means or method) is subject to the restrictions, terms and conditions imposed by these Articles of Incorporation, the By-Laws of this corporation and by the Stockholder Agreement, or agreements, in any, among the Stockholders of this corporation and the corporation, and no actual or attempted sale, assignment, negotiations, transfer, pledge or hypothecation shall be valid or effective unless the same in conformity and compliance therewith.


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


     Such restrictions on the transfer or registration of transfer of stock of this corporation may be enforced against the holder of the restricted stock and any successor or transferee of the holder, including but not limited to a spouse, children, other heirs, devises, legatees, executor, administrator, trustee, guardian, custodian, nominee, or other fiduciary entrusted with like responsibility for the person or estate of the holder, and creditors.

     Is hereby amended to read as follows:

                                   Article IV

                            Authorized Capital Stock
                            ------------------------

     The total authorized capital stock of the Corporation is 100,000,000 shares of Common Stock, with a par value of $0.001 (1 mil). All stock when issued shall be deemed fully paid and non-assessable. No cumulative voting, on any matter to which Stockholders shall be entitled to vote, shall be allowed for any purpose.

     The authorized stock of this corporation may be issued at such time, upon such terms and conditions and for such consideration as the Board of Directors shall, from time to time, determine. Shareholders shall not have pre-emptive rights to acquire unissued shares of the stock of this Corporation.

Article V which presently reads as follows:

                                    Article V

                                    Directors
                                    ---------

     A. Members of the governing board of this corporation shall be styled "Directors". The number of Directors of this corporation shall be three (3) unless all of the issued shares of stock of this corporation are owned beneficially and of record by either one (1) or two (2) stockholders in which event the number of directors may, by action of the Board of Directors, be the same as the number of stockholders. The initial number of stockholders shall be three (3). The names and post office addresses of the first Board of Directors are:

     NAME                                           POST OFFICE ADDRESS
     ----                                           -------------------
     Gary M. Lee                                 445 East 200 South STE 300
                                                 Salt Lake City, Utah 84111

     Sandra Lausen                               445 East 200 South STE 300
                                                 Salt Lake City, Utah 84111

     John J. Trepanowski                         445 East 200 South STE 300
                                                 Salt Lake City, Utah 84111


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


                                    ARTICLE X
                       LIABILITY OF DIRECTORS AND OFFICERS

     No Director, Officer or Agent, to include counsel, shall be personally liable to the Corporation or its Stockholders for monetary damage for any breach or alleged breach of fiduciary or professional duty by such person acting in such capacity. It shall be presumed that in accepting the position as an Officer, Director, Agent or Counsel, said individual relied upon and acted in reliance upon the terms and protections provided for by this Article. Notwithstanding the foregoing sentences, a person specifically covered by this Article, shall be liable to the extent provided by applicable law, for acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or for the payment of dividends in violation of NRS 78.300

                                   ARTICLE XI
             ELECTION REGARDING NRS 78.378-78.3793 AND 78.411-78.444

     This  Corporation  shall NOT be governed by nor shall the provisions of NRS
78.378 through and including 78.3793 and NRS 78.411 through and including 78.444 in any way whatsoever affect the management, operation or be applied in this Corporation. These Articles may only be amended by a majority vote of not less than 90% of the then issued and outstanding shares of the Corporation. A quorum of outstanding shares for voting on an Amendment to these articles shall not be met unless 95% or more of the issued and outstanding shares are present at a properly called and noticed meeting of the Stockholders. The super-majority set-forth in these Articles only applies to any attempted amendment to these Articles.

The number of shares of the corporation outstanding and entitled to vote on an amendment to the Articles of Incorporation is 424,450, that the said change(s) and amendment have been consented to and approved by an affirmative vote of 414,520 shares.


                                                      /s/ Gary M. Lee
                                                      --------------------------
                                                      Gary M. Lee
                                                      President


                                                      /s/ Shalise O. Hewitt
                                                      --------------------------
                                                      Shalise O. Hewitt
                                                      Secretary/Treasurer

State of Utah
County of Salt Lake

     On July 1, 1997, personally appeared before me, a Notary Public, Gary Lee and Shalise Hewitt, who acknowledged that they executed the above instrument.

                                                 /s/ Margaret Bullick
                                                 -------------------------------
                                                 Notary Public


-----------------------------------
[SEAL]   NOTARY PUBLIC
         STATE OF UTAH
         My Commission Expires
         April 7, 2001
         MARGARET BULLICK
         4700 South 900 East #41-B
         Salt Lake City, Utah 84117
-----------------------------------


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